EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intrexon Corporation of our report dated May 10, 2013 relating to the financial statements of Immunologix, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1/A of Intrexon Corporation (No. 333-189853).

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

August 13, 2013